As filed with the Securities and Exchange Commission on March 23, 2001
                                                   Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549
                   ------------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                               ACXIOM CORPORATION
             (Exact name of Registrant as specified in its charter)

             Delaware                                         71-0581897
 (State or other jurisdiction of                          (I.R.S. Employer
  incorporation or organization)                        Identification Number)

                        P.O. Box 8180, 1 Information Way
                        Little Rock, Arkansas 72203-8180
                        (Address, including zip code, of
                    registrant's principal executive offices)
                      -------------------------------------

                               ACXIOM CORPORATION
                             RETIREMENT SAVINGS PLAN
                            (Full title of the plan)
                     --------------------------------------

                                Charles D. Morgan
                       Chairman of the Board and President
                                (Company Leader)
                               Acxiom Corporation
                        P.O. Box 8180, 1 Information Way
                        Little Rock, Arkansas 72203-8180
                                 (501) 342-1000
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               Jeffrey J. Gearhart
                                 Kutak Rock LLP
                             425 West Capitol Avenue
                                   Suite 1100
                           Little Rock, Arkansas 72201
                                 (501) 975-3000

                         CALCULATION OF REGISTRATION FEE

                                 Proposed        Proposed
   Titles of         Amount       Maximum         Maximum
 Shares to be        To Be        Offering       Aggregate          Amount of
  Registered       Registered    Per Share    Offering Price    Registration Fee


  Common Stock,
$.10 Par Value(1)   2,500,000     $21.00      $52,500,000.00      $13,125.00(2)


         (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

         (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based on the average of the reported high and low sales prices of shares of Acxiom Common Stock on the NASDAQ on March 22, 2001.

                    ----------------------------------------

                                EXPLANATORY NOTE

         The information called for by Part I of Form S-8 is included in the Summary Plan Description of the Acxiom Corporation Retirement Savings Plan (the "Plan") to be delivered to persons purchasing shares pursuant to the Plan. Pursuant to the Note to Part I of Form S-8, that information is not being filed with or included in this Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

         We incorporate by reference the documents listed below, as of the date of filing of such documents with the Securities and Exchange Commission:

          (1) Our Annual Report on Form 10-K for the fiscal year ended March 31, 2000;

          (2) Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

          (3)  Our Current Report on Form 8-K dated July 19, 2000;

          (4) Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

          (5) Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2000;

          (6) The description of our capital stock contained in the registration statement on Form 8-A of CCX Network, Inc., which is now known as Acxiom Corporation, dated February 4, 1985, and any amendments or updates to that form; and

          (7) The description of our preferred stock purchase rights contained in the registration statement on Form 8-A dated January 28, 1998, as amended by Form 8-A/A dated June 4, 1998.

         In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this registration statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

                  Not applicable.

Item 5.  Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Exculpation. Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful payment of dividends or unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

         The Acxiom Charter provides that, to the fullest extent permitted by Delaware corporate law, a director shall not be liable to Acxiom and its stockholders for monetary damages for a breach of fiduciary duty as a director.

         Indemnification. Section 145 of the Delaware corporate law permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of a corporation, the corporation is permitted to indemnify any of its directors or officers against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and except that no indemnification shall be made for any claim as to which such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnification for such expenses despite such adjudication of liability.

         The Acxiom Charter provides for indemnification of directors and officers of Acxiom against liability they may incur in their capacities as and to the extent authorized by Delaware corporate law.

         Insurance. Acxiom has in effect directors' and officers' liability insurance and fiduciary liability insurance. The fiduciary liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA.


Item 7.  Exemption from Registration Claimed.

                  Not applicable.


Item 8.  Exhibits.

         4.1      Specimen Common Stock Certificate (previously filed as Exhibit
                  4.1 to the Registrant's Registration Statement on Form S-4 (No. 333-61639) filed August 17, 1998 and incorporated herein by reference).

         4.2 Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), including the forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement, and the form of Certificate of Designation and Terms of Participating Preferred Stock of the Registrant, included in Exhibit B to the Rights Agreement (previously filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated February 10, 1998, Commission File No. 0-13163, and incorporated herein by reference).

         4.3 Amendment No. 1, dated as of May 26, 1998, to the Rights Agreement (previously filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated June 4, 1998, Commission File No. 0-13163, and incorporated herein by reference).

         5.1 Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith).

         23.1     Consent of Kutak Rock LLP (included in the opinion in Exhibit
                  5.1).

         23.2     Consent of KPMG LLP (filed herewith).

         24.1     Powers of Attorney (filed herewith).

         In lieu of the opinion of counsel or determination letter contemplated by Item 601(b)(5)(ii) of Regulation S-K, we hereby confirm that we have submitted the Plan and undertake that we will submit all amendments thereto to the Internal Revenue Service ("IRS") in a timely manner, and that we have made or will make all changes required by the IRS in order to qualify the Plan under
Section 401 of the Internal Revenue Code.


Item 9. Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file,  during any  period in which  offers or sales are
                  being   made   of  the   securities   registered   hereby,   a
                  post-effective amendment to this registration statement:

                           (i) To include any  prospectus  required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   registration
                  statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) (230.424(b) of the Securities Act) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided; however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the registration statement is on Form S-3 (239.13 of the Securities Act), Form S-8 (239.16b of the Securities Act) or Form F-3 (239.33 of the Securities Act),
                  and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the

                  Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on March 23, 2001.

                                       ACXIOM CORPORATION



                                       By: /s/  Catherine L. Hughes
                                          --------------------------------------
                                          Catherine L. Hughes
                                          Secretary and Corporate Counsel


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on March 23, 2001:


             Signature                                   Title

/s/ Caroline Rook        *                       Financial Operations Leader
-----------------------------------           (Principal Financial Officer and
(Caroline Rook)                                 Principal Accounting Officer)


/s/ Dr. Ann H. Die       *                               Director
-----------------------------------
(Dr. Ann H. Die)

/s/ William T. Dillard II*                               Director
-----------------------------------
(William T. Dillard II)

/s/ Harry C. Gambill     *                               Director
-----------------------------------
(Harry C. Gambill)

/s/ Rodger S. Kline      *                               Director
-----------------------------------
(Rodger S. Kline)

/s/ Thomas F. (Mack) McLarty, III*                       Director
-----------------------------------
(Thomas F. (Mack) McLarty, III)

/s/ Charles D. Morgan    *                            Company Leader
-----------------------------------            (Principal Executive Officer)
(Charles D. Morgan)

/s/ Stephen M. Patterson*                               (Director)
-----------------------------------
(Stephen M. Patterson)

/s/ James T. Womble      *                               Director
-----------------------------------
(James T. Womble)

*By:    /s/  Catherine L. Hughes
        ----------------------------------------
          (Catherine L. Hughes, Attorney-in-Fact)

Pursuant to the requirements of the Securities Act of 1933, the plan sponsor has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Little Rock, State of Arkansas, on March 23, 2001.



                                  ACXIOM CORPORATION RETIREMENT
                                  SAVINGS PLAN


                                  By:  /s/ Caroline Rook
                                     -----------------------------------------
                                     Caroline Rook
                                     Plan Sponsor
                                     Acxiom Corporation

                                INDEX TO EXHIBITS

Number                                      Exhibit

4.1            Specimen Common Stock  Certificate  (previously  filed as Exhibit
               4.1 to the Registrant's Registration Statement on Form S-4 (No. 333-61639) filed August 17, 1998 and incorporated herein by reference).

4.2 Rights Agreement, dated January 28, 1998 between Acxiom and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agreement"), including the forms of Rights Certificate and of Election to Exercise, included in Exhibit A to the Rights Agreement, and the form of Certificate of Designation and Terms of Participating Preferred Stock of the Registrant, included in Exhibit B to the Rights Agreement (previously filed as Exhibit
               4.1 to the Registrant's Current Report on Form 8-K dated February 10, 1998, Commission File No. 0-13163, and incorporated herein by reference).

4.3            Amendment  No.  1,  dated  as of May  26,  1998,  to  the  Rights
               Agreement (previously filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated June 4, 1998, Commission File No. 0-13163, and incorporated herein by reference).

5.1 Opinion of Kutak Rock LLP as to the legality of the shares being registered (filed herewith).

23.1           Consent of Kutak Rock LLP (included in the opinion in Exhibit
               5.1).

23.2           Consent of KPMG LLP (filed herewith).

24.1           Powers of Attorney (filed herewith).